Exhibit 10.06

CONFIDENTIAL                                                      EXECUTION COPY

                         SEVERANCE AND RELEASE AGREEMENT

            This Severance and Release Agreement (this "Agreement") is entered into by and between STEVE TUDOR ("Tudor") and MSC INDUSTRIAL DIRECT CO., INC. on behalf of itself and all of its subsidiaries, divisions, affiliates, successors and assigns (hereinafter collectively referred to as the "Company").

                                    RECITALS

            WHEREAS, Tudor and the Company wish to terminate his employment by the Company on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the promises, releases, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed as follows:

      1. Tudor hereby resigns his employment with the Company, effective as of March 1, 1999 (the "Effective Date"). Tudor further agrees that subsequent to the Effective Date he shall not represent or hold himself out as an officer or employee of the Company.

      2. (a) From and after the Effective Date and until May 30, 1999, the Company agrees to pay to Tudor severance in accordance with the Company's customary payroll policy at
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the rate of $262,500 per annum, less applicable withholding (as required by
Federal and New York State law) for income and other taxes (the "Severance Payment"). Nothing herein shall obligate Tudor to seek employment with another entity.

            (b) From and after the Effective Date, the Company agrees to continue to provide to Tudor, until the earlier to occur of (i) August 31, 1999 or (ii) the participation by Tudor in any other medical insurance plan, the medical and dental and hospital insurance benefits available to him upon his making of an election under COBRA, the cost of which insurance benefits shall be borne by the Company.

            (c) The Company further agrees:

            (i) to pay to Tudor an automobile allowance of $800 per month from and after the Effective Date through August 31, 1999;

            (ii) to pay (or reimburse Tudor for ) the rental payments on his apartment in Huntington, New York during the period from and after the Effective Date through the rental termination date of May 30, 1999; and

            (iii) to pay the cost (but not in excess of $4,000) of relocating Tudor to Nashville, Tennessee in accordance with the Company's customary relocation policy as in effect on the date hereof.

            (d) The Company hereby retains Tudor as a consultant to the Company for a period of three (3) years and two (2) months commencing on the Effective Date and ending on April 30, 2002. Tudor shall not be required to devote more than 10 hours per calendar quarter to such services, which services may be rendered from such locations, as Tudor shall determine. In


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consideration of such services, the Company agrees to pay Tudor, in accordance with the Company's customary payroll policy, consulting fees at the rate of $2,500 per annum.

            (e) Subject to the strict adherence by Tudor to each of the covenants made by him hereunder, Tudor shall retain options (i) to purchase 60,000 shares of the Company's Class A common stock, par value $.001 per share (the "Common Stock"), granted to him on April 5, 1996, of which options to purchase 36,000 shares of Common Stock have not vested, (ii) to purchase 20,000 shares of the Common Stock granted to him on April 28, 1997, of which options to purchase 16,000 shares of Common Stock have not vested, (iii) to purchase 30,000 shares of the Common Stock granted to him on November 19, 1997, of which options to purchase 24,000 shares of Common Stock have not vested, and (iv) to purchase 60,000 shares of the Common Stock granted to him on October 14, 1998, none of which options have vested. Tudor acknowledges that his consultant status with the Company shall be terminated upon the earlier to occur of (1) his breach of any covenant or obligation contained in this Agreement or (2) April 30, 2002, which termination shall constitute a forfeiture of all options not vested at the time of such termination.

            (f) To further induce the strict adherence by Tudor to each of the covenants made by him hereunder, including but not limited to the confidentiality covenant set forth in paragraph 7, the Inducement covenant set forth in paragraph 8 and the non-solicitation covenant set forth in paragraph 9, the Company agrees to pay to Tudor, for a period of five (5) years commencing on the Effective Date and terminating February 28, 2004, compensation at the rate of $88,550 per annum (the "Inducement Payments"). The Inducement Payments shall be payable monthly in arrears, commencing March 31, 1999, and the Company shall be entitled to offset against such Inducement Payments the amount due to the Company from Tudor arising out


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of his indebtedness to the Company referred to in paragraph 2(g). Tudor acknowledges and agrees that the payment of such amounts to him shall constitute ordinary income in accordance with applicable tax law.

            (g) Tudor acknowledges and agrees that he is indebted to the Company as of January 1, 1999 in the amount of $487,000, which amount, together with additional accrued interest thereon of $4,058 through the Effective Date, is due and owing in full as of the Effective Date. In consideration of the payment by Tudor of $100,000 of such indebtedness on or prior to March 31, 1999, Tudor agrees to pay, and the Company agrees to accept payment, of the remaining balance of such indebtedness, together with interest thereon at the rate of 5% per annum, in 60 monthly installments of $7,379.75 commencing March 31, 1999 and ending February 28, 2004; provided, however, that if Tudor shall breach any of his covenants or obligations contained in this Agreement, the unpaid balance of such indebtedness shall be immediately due and payable.

      3. As a material inducement to the Company to enter into this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged by Tudor, Tudor hereby irrevocably, unconditionally and generally releases the Company and each of the Company's officers, directors, and employees, and the heirs, executors, administrators, receivers, successors and assigns of all of the foregoing (collectively, "Releasee"), from, and hereby waives and/or settles any and all, actions, causes of action, suits, debts, sums of money, agreements, promises, damages, or any liability, claims or demands, known or unknown and of any nature whatsoever (collectively, "Claims") which Tudor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, arising directly or indirectly pursuant to or out of his


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employment with the Company, the performance of services for the Company or any
Releasee or the termination of such employment or services and, specifically, without limitation, any Claims (a) arising under or pursuant to any contract, express or implied, written or oral, (b) for wrongful dismissal or termination of employment or violation of any public policy, (c) arising under any federal, state, local or other statutes, orders, laws, ordinances, regulations or the like that relate to the employment relationship and/or that specifically prohibit discrimination or retaliation based upon age, race, religion, sex, national origin, disability, sexual orientation or any other unlawful bases, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, the Employee Retirement Income Security Act, as amended, the Executive Law of the State of New York, as amended, and any applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes, (d) for tort, tortious or harassing conduct, infliction of mental distress, interference with contract, fraud, libel or slander, and (e) for damages, including, without limitation, punitive or compensatory damages or for attorneys' fees, expenses, costs, wages, injunctive or equitable relief. This paragraph shall not apply to any claim that Tudor may have for a breach of this Agreement. Nothing herein shall be deemed to be a waiver or release by Tudor of any indemnification rights which may be available to him under the Company's By-Laws or pursuant to the Business Corporation Law of the State of New York or pursuant to any director and/or officer insurance coverage maintained by the Company.

      4. Tudor represents and warrants that he has not filed, commenced or participated in any way in any complaints, claims, actions or proceedings of any kind against any Releasee with


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any federal, state or local court or any administrative, regulatory or arbitration agency or body, and he agrees not to file, assert or commence any complaint, claim, action or proceeding of any kind against any Releasee with any federal, state or local court or any administrative, regulatory or arbitration agency or body with respect to any matter from the beginning of the world to the date hereof.

      5. Tudor hereby waives any right to, and agrees not to, seek reinstatement of employment or future employment with the Company or any Releasee. Tudor acknowledges and agrees that any monetary or other benefits which are, were or may have been claimed to be due to Tudor and which he may have earned or accrued, or to which he may have been entitled, have been paid or such payments have been released, waived or settled by Tudor pursuant to this Agreement.

      6. (a) By executing this Agreement, Tudor acknowledges that (i) he has been advised by the Company to consult with an attorney before executing this Agreement and has consulted and been represented by John Schwalb, Esq. of the firm of Spicer, Flynn & Rudstrom, 424 Church Street, Suite 1350, Nashville, Tennessee, 37219, in connection herewith, (ii) he has been provided with at least a twenty-one (21) day period to review and consider whether to sign this Agreement and that by executing and delivering this Agreement to the Company, he is waiving any remaining portion of such twenty-one (21) day period, and (iii) he has been advised that he has seven (7) days following execution to revoke this Agreement (the "Revocation Period").

            (b) This Agreement will not be effective or enforceable until the Revocation Period has expired. Such revocation shall only be effective if an originally executed written


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notice thereof is delivered to the Company on or before 5:00 p.m. on the seventh day after execution of this Agreement. If so revoked, this Agreement shall be deemed to be void ab initio and of no further force and effect.

      7. Tudor hereby acknowledges that during his employment he has or may have acquired proprietary, private and/or otherwise confidential information of or concerning the Company or any persons or entities with which the Company transacts or transacted business, including, without limitation, any non-public financial information concerning, or any information relating to, any aspect of the operation of the business of the Company ("Confidential Information"). Tudor hereby represents and agrees that (a) he has returned to the Company or destroyed, and has not retained any copies of, all documents, records or materials of any kind, whether written or electronically created or stored, which contain, relate to or refer to any Confidential Information ("Confidential Materials"), (b) he has not disclosed any Confidential Information or Confidential Materials to any person or entity outside the scope of his employment without the express written authorization of a senior executive officer of the Company, and (c) in consideration of the Company's entering into this Agreement, he shall not disclose any Confidential Information or Confidential Materials in any manner whatsoever, except as shall be required by law.

      8. Tudor hereby agrees that until April 30, 2002, he shall not, directly or indirectly, engage or participate anywhere in the United States, North America, or the European Economic Community as an owner, partner, shareholder, member, employee, director, consultant or (without limitation by the specific enumeration of the foregoing) otherwise in or with any of the companies identified on Schedule 1 annexed hereto or in or with any affiliate of any of such

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companies; provided, however, that nothing herein shall prevent the ownership by
Tudor of not more than 1% of the outstanding common stock of any of the companies identified on Schedule 1. For the purposes hereof, an affiliate of any such companies shall mean any entity in which any of such companies owns, directly or indirectly, at least fifty percent (50%) of the ownership interests therein. In the event of any breach of this paragraph 8, the time period of the breached covenant shall be extended for the period of such breach. Tudor recognizes that the territorial, time and scope limitations set forth in this paragraph 8 are reasonable and are required for the protection of the Company, and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Tudor and the Company agree to the reduction of any of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances. Notwithstanding the covenants contained in this paragraph 8, such covenants shall not be construed to extend to or prevent Tudor from continuing any employment, directorship, membership, ownership, partnership, consulting or other arrangement with any company that is purchased, taken over or otherwise acquired, in whole or in part, after the Effective Date of this Agreement by any company identified on Schedule 1.

      9. Tudor hereby agrees that until February 28, 2004, he shall not, directly or indirectly, whether for himself or on behalf of any other person (a) solicit or cause to be solicited or assist any person or entity to solicit for employment any persons who (i) are, at the time of solicitation of employment, employees of the Company or (ii) were, at any time during the one-year period prior to such solicitation, employees of the Company and (b) employ or cause to be employed, or engage as a partner, contractor, consultant or otherwise, any persons who (i) are, at


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the time of such action, employees of the Company or (ii) were, at any time during the one-year period prior to such action, employees of the Company.

      10. Tudor covenants and agrees that he shall, at all times, whether during or after the expiration of his consultant status, cooperate with and assist the Company in the defense of any and all legal proceedings arising from facts and circumstances of which he had knowledge while employed by the Company. The Company shall reimburse Tudor for any out-of-pocket expenses incurred by him in connection with such cooperation and assistance.

      11. Tudor covenants and agrees that he shall, from time to time, make, execute and deliver, or cause to be made, executed and delivered, such assignments, deeds, bills of sale and other instruments, acts, consents and assurances as the Company or its counsel may request for the effectual consummation, confirmation and particularization of this Agreement.

      12. The parties hereto agree to maintain the terms of this Agreement as confidential and neither party, nor any person or entity acting on such party's behalf, shall disclose such terms to any third party, except to such party's spouse, attorney, accountant or financial advisor or as may be required by law. Notwithstanding the confidential nature of this Agreement, Tudor may disclose the essential terms, excluding consideration, of the non-competition provisions of this Agreement to any employer or potential employer of Tudor or as otherwise provided by law.

      13. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Tudor or that Tudor has any rights whatsoever against the Company, and the Company specifically disclaims any liability for any wrongful acts against Tudor on the part of itself, its employees or its agents.


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      14. Tudor agrees that neither he, nor anyone acting on his behalf, shall hereafter (i) make any derogatory, disparaging or critical statement about the Company or the business of the Company or any of the Company's officers, directors or employees or any persons who were officers, directors or employees of the Company or (ii) communicate, directly or indirectly, with the press or other media concerning the past or present employees or business of the Company.

      15. The Company agrees that neither it, nor anyone acting on the Company's behalf, shall hereafter make any derogatory, disparaging or critical statement about Tudor.

      16. If not revoked in accordance with paragraph 6(b), the covenants, representations and acknowledgments contained herein shall survive the execution and delivery of this Agreement.

      17. This Agreement (a) constitutes the sole and complete understanding and agreement between the parties hereto with respect to the matters set forth herein and there are no other agreements or understandings, whether written or oral and whether made contemporaneously or otherwise, that are binding upon the parties hereto, (b) may not be amended unless in a writing signed by the parties hereto, (c) shall be subject to, governed by and construed and enforced in accordance with the internal laws of the State of New York and (d) shall inure to the benefit of and be binding upon the heirs, devisees, legatees, executors, administrators, successors, assigns, officers, directors, and affiliates of each of the parties hereto.

      18. Tudor represents and warrants that he is able to affect a knowing and voluntary waiver and general release of claims and is not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired. Tudor represents and warrants that he is


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competent to execute this Agreement, to waive any and all claims he has or may have against the Releasee and certifies that he is not a party to any bankruptcy or other proceeding which would impair his right to waive any and all claims he may have against Releasee.

            IN WITNESS WHEREOF, the parties hereto have executed this Severance and Release Agreement on the date set forth opposite their respective signatures.


Dated: March 22, 1999                            /s/ Steve Tudor
                                          --------------------------------------
                                                     Steve Tudor

Dated: March 30, 1999                     MSC INDUSTRIAL DIRECT CO., INC.


                                          By:    /s/ David Sandler
                                             -----------------------------------
                                                   David Sandler
                                                   Senior Vice President


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